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                                  Exhibit 10.1




                        Manufacturing Services Agreement


         THIS Manufacturing Services Agreement made effective Jan 2, 2000, by and between NESTRONIX, Inc. , and AM Communications, Inc., (AM).

         WITNESSETH

         WHEREAS, AM wishes to have manufactured certain standard AM products on a turn-key basis.
        WHEREAS, NESTRONIX and its associated companies have expertise in electronic manufacturing and agrees to provide services to AM.
         NOW, THEREFORE, in consideration of the foregoing, and the mutual promises and covenants hereinafter set forth, the parties hereto, intending to be legally bound, do mutually agree as follows:

1.0  Relationships
1.1 NESTRONIX shall manage a network of manufacturing support services to allow AM to outsource its manufacturing requirements to NESTRONIX. This network of companies are located in the United States and India and include various board assembly, cable assembly, component manufacturers, etc. and support staff. It is NESTRONIX's representation that they have the ability and authority to represent such companies and that NESTRONIX shall be the direct interface with AM.

2.   PRODUCTION
2.1  FORECASTS
     AM will issue a forecast of Products and anticipated volume to be used by NESTRONIX for capacity and material planning. This forecast will be reviewed and updated quarterly. This forecast is not a guarantee of eventual purchase of the products contained therein and nothing contained in this total agreement is intended to so imply.

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2.2  Production Support Services
     NESTRONIX will provide the following production related services to AM:
     a. Interface with AM sales and customer service group to define production planning and delivery requirements on new orders.
     b. Provide customer service with delivery dates for AM sales orders. Delivery dates shall be no longer than 90 days after receipt of AM order from its customer for product qualified for production release. Note that formal Purchase orders will not be placed between AM and NESTRONIX, but rather NESTRONIX will be responsible for providing delivery dates to AM customer service for sales orders received. Delivery dates must be provided within 5 days of receipt of order.
     c. Continuously monitor delivery schedule and provide timely input to AM regarding any issues impacting ability to meet committed ship dates.
     d. Provide complete turn-key manufacturing of AM product including production planning, purchasing of components, board assembly, product engineering, testing, QC, shipping and receiving.
     e. NESTRONIX quality group will provide services to AM to coordinate continuing ISO 9002 qualification and maintenance of AM quality system.
     f. Processing and resolution of RMA's.
     g. Interface with AM customers on all production quality issues.
     h. Attend AM management meetings on a regular basis.
     i. Attend and be an integral part of the AM design process for new product including providing of support services including design of test fixtures, test programs, product engineering, manufacturing of prototypes, etc. Note that this will be a separate billable charge to be defined on a per project basis.

2.3 Delivery Dates - All lead times for product that has been "released" shall be no more than 90 days. If AM requires a delivery date with shorter lead times, NESTRONIX shall use its best efforts to deliver in accordance with the stated delivery date. It is understood and agreed that a lead time reduction plan will be formulated by NeSTronix and AM to allow AM to achieve a minimum lead time of 6 weeks within the first 12 months of this agreement.

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2.4  PRICING
     a. Pricing for all services provided above shall be based on a factor multiplied by the agreed upon bill of materials (BOM) cost. The factor to be applied based on delivered dates to AM shall be .5 times the agreed upon standard bill of materials for such product. Should competitive issues impacting either party exist that indicates that the above pricing model should be modified for a particular situation, the parties agree to negotiate in good faith for such modification.
     b. Bill of materials pricing shall be jointly negotiated between AM and NESTRONIX and that both parties shall work to establish BOM price reductions. Should such reductions to the BOM be implemented, the parties shall negotiate in good faith the sharing of such savings.
     c. AM shall provide on a consigned basis all material required to build products. NeSTronix shall provide material purchasing and procurement services for AM, but it agreed that all title to materials received under such arrangement shall remain with AM. AM shall be responsible for all vendor payables associated with AM material purchases. NeSTronix agrees to hold all AM inventory and provide accurate accounting and control over such.
     d. Should NESTRONIX incur direct out of pocket expenses associated with performing any engineering development or manufacturing support services, such expenses shall be billable to AM providing NESTRONIX obtained approval from AM in advance of incurring such costs.
     e. Should NeSTronix provide any materials on the BOM, the value of such will be billable to AM.

2.5  Payment TERMS AND CONDITIONS
     Payment terms are net 45 days, US dollars.

2.6  DELIVERY
     (a) AM shall be responsible for payment of NeSTronix services defined above upon receipt of the related finished product in the United States.
     (b) AM may cancel any purchase order for Products by written notice to NESTRONIX provided NESTRONIX received such notice at least sixty (60) days prior to the Products' scheduled delivery date. Product may be rescheduled within 15 days prior to the scheduled delivery date. Only one reschedule is allowed per order item.


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2.7  In-bound and out-bound freight cost associated with the Products will be the responsibility of NESTRONIX.

2.8 AM shall pay for all tooling costs associated with the Products. Any set-up charges shall be paid by NeSTronix.

2.9 AM Agrees to provide certain finance and administrative support to NeSTronix for a monthly fee to be negotiated quarterly between the parties. NeSTronix shall reimburse AM for and out of pocket costs incurred by AM in performing such services. AM shall notifiy NeSTronix of such costs prior to their incurrance.


3.   PROPERTY RIGHTS
3.1 NESTRONIX acknowledges and agrees that AM owns all title and interest in all products provided by AM to NESTRONIX under this Agreement and all inventions, know-how, discoveries, improvements, designs, programs, source codes, circuit designs, protocols and other confidential information which either i) were owned by AM prior to the execution of this Agreement or ii) were made, conceived or acquired by NESTRONIX as part of this Agreement.

4.0  HARDWARE PRODUCTS WARRANTY
4.1 NESTRONIX warrants that the Products manufactured will be free from defects in material and workmanship. In the event the Products do not conform with the applicable specifications valid at the time of delivery within a one
     (1) year period immediately following AM's delivery of Products to its end users/customers, NESTRONIX will, at its option, either repair or replace the non-conforming Products delivered by it hereunder provided that

         (i) NESTRONIX receives written notification of the defect within said period; and

         (ii) NESTRONIX's examination shall disclose, to its reasonable satisfaction, that NESTRONIX's Products were, in fact, defective.


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4.2  ALL CLAIMS RELATED TO PRODUCTS MUST BE MADE IN WRITING AND RECEIVED WITHIN
     THE TIME PERIOD SPECIFIED ABOVE.

4.3 EXCEPT AS OTHERWISE STATED ELSEWHERE IN THIS AGREEMENT, THE WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND THE REMEDY PROVIDED IN SECTION 9.1 IS AM'S SOLE REMEDY IN THE ENVENT SUCH WARRANTIES ARE BREACHED.

4.4 In the event a product is found by NESTRONIX to be not defective, NESTRONIX reserves the right to invoice AM the cost of freight and labor associated with the test and evaluation for such products. This amount is not to exceed $50 per device plus the value of any material required.

5.   LIMITATION OF LIABILITY
         EXCEPT AS OTHERWISE STATED ELSEWHERE IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUES, LOSS OF USE OF OR DAMAGE TO ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, COST OF SUBSTITUTE PRODUCTS, FACILITIES OR SERVICES, DOWNTIME COSTS, OR CLAIMS OF THE OTHER PARTY'S CUSTOMERS, RESULTING FROM THE USE OF THE PRODUCTS SHIPPED OR SERVICES RENDERED HEREUNDER. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY DAMAGES IN EXCESS OF THE TOTAL AMOUNTS PAID PURSUANT TO THIS AGREEMENT.

         Neither party shall be liable for any damages caused by any abuse or physical damage, improper use, improper installations, tampering with alignments/adjustments, inserting of improper or defective parts, lightning, fire, floods, or other acts of God.


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6.   TERM AND TERMINATION
6.1 The term of this Agreement shall commence on the Effective Date, and shall remain in effect for a period of thirty-six (36) months from and after the Effective Date unless earlier terminated or renewed as provided herein. The term of this Agreement should be automatically renewed for consecutive eighteen (18) month periods(s), unless written notice to the contrary is received by either party from the other at least six (6) months prior to the expiration of the then current term.
6.2 In the event that either party is in default of this Agreement, or becomes insolvent, or liquidates or terminates its business, or is adjudicated bankrupt or files for bankruptcy protection or makes an assignment for the benefit of creditors or invokes the provisions of any law for the relief of debtors, or files for or has filed against it any similar proceedings, the other party shall have the option to terminate this Agreement upon sixty
     (60) days, written notice
6.3 In the event of termination of this Agreement for any reason, the following additional provisions shall apply:
     (a) All invoices shall become immediately due and payable,
     (b) NESTRONIX shall return all AM owned material, equipment, documentation, confidential materials,etc.
     (c) NESTRONIX shall provide support and be entitiled to bill AM for such support at commercially reasonable rates to enable AM to transition its manufacturing requirments to a vendor selected by AM.


7    Other Matters
7.1 FORCE MAJEURE - Neither party shall be liable for failure or delay in shipping Products hereunder if said failure is due to an act of God, fire, flood, sabotage, war, labor difficulties, accident, riot, insurrection, civil disorder, strikes, embargo, act of any civil and/or military authority, priorities granted at the request or for the benefit directly or indirectly of any government, or any cause beyond the control of either party ("Force Majeure"). Delivery shall be deemed suspended as long as any of these causes delay in its execution. Whenever these causes have been remedied, AM shall make and AM shall accept delivery under the order, however AM may withdraw any purchase order which if affected by such causes should the delay exceed 90 days.


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7.2  Each party shall use its best efforts to lift the Force Majeure and agree to work with the other to arrive at, to the extent practicable, a resolution to achieve the purpose of the Agreement.
7.3 AUTHORITY TO BIND - No agent, employee, or representative of either party has any authority to bind the said party to any affirmation, representation, or warranty concerning the Products sold under this Agreement and unless an affirmation, representative is specifically ratified by the party and included within this Agreement, it is not part of the basis of the bargain and shall not be enforceable against the party. Nothing contained in this Agreement shall be construed as constituting the relationship of the parties to be one of agent/principal, partner, joint venture or employee/employer, or cause either party to be liable for any of the debts or obligations of the other, nor shall either party have the right or authority to act for or incur any liability or obligation of any kind, express or implied, in the name of or on behalf of the other party hereto.
7.4 SURVIVAL - Whenever an obligation, responsibility or duty of either party under this Agreement extends beyond the completion of its performance or the termination of this Agreement, such obligation, responsibility or duty shall continue in full force and effect without regard to such completion of performance or termination.
7.5 DISPUTES - If a dispute arises out of or relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to resolve the dispute through binding arbitration held in the State of PA. Nothing in this clause shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending arbitration. A request by a party to a court for such injunctive relief shall not be deemed a waiver of the obligation to arbitrate.
7.6 NON-ASSIGNMENT - This Agreement, and any interest herein, may not be assigned by either party, whether by operation of law or otherwise, without the prior written consent of the other party, which shall not be unreasonably withheld.


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7.7  SEVERABILITY - If any of the provisions of this Agreement is declared or found to be illegal, or unenforceable or void, the remaining provisions of this Agreement shall continue in full force and effect and shall be enforceable to the extend permitted by law. As to any illegal, unenforceable or void provision, the rights and obligations of the parties shall be construed and enforced as though a valid commercially reasonable term consistent with the undertakings of the parties under the order has been substituted in place of the invalid provision.
7.8 WAIVER - Failure to insist upon strict performance of any of the terms or conditions of this Agreement by either party shall not constitute a waiver of such terms and conditions or a waiver of any default by the other party. No waiver or modification of any of the foregoing terms and conditions shall be effective unless such waiver or modification is in writing and signed by an authorized representative of both parties.
7.9 FULL AGREEMENT - The Agreement is intended by the parties as the final expression of their agreement as a complete and exclusive statement of its terms with respect to the subject matter hereof and supersedes and cancels any prior agreement or understanding, oral or written, with respect thereto. No other representations, understandings, or communications shall be included in this Agreement, other than those specifically set forth herein. This Agreement may only be modified or altered by a writing executed by the parties hereto.
7.10 CONFIDENTIALITY - The parties agree that the mutual non-disclosure agreement (appendix A ) signed by the parties will continue to remain in effect and is incorporated into this Agreement.
7.11 GOVERNING LAW - This agreement shall be interpreted under the laws of the Commonwealth of Pennsylvania.
7.12 SURVIVAL - Rights and responsibilities under this agreement are assignable to the heirs and survivors of the parties.
7.13 TAXES - AM shall be responsible for any and all taxes and any import or other such duties relating to the product purchased except for any corporate franchise and income taxes payable by NESTRONIX.


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7.14 Notices

         All notices required or permitted hereunder shall be in writing and shall be deemed duly given when personally delivered or when received if sent by Registered or Certified Mail, Return Receipt Requested, Postage Prepaid, or by cable or fax when confirmed by letter as aforesaid, as follows:


         To NESTRONIX      NESTRONIX
                           Attention President
                           100 Commerce Drive
                           Quakertown PA  18951

         To AM:            AM Communications, Inc.
                           Attn.: President
                           100 Commerce Drive
                           Quakertown, PA 18951-9004

or such other address as either party may hereafter designate in writing by like notice.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the day and year first above written.

NESTRONIX

     BY:         /s/ Vinod Franklin
         --------------------------------------------

                President
         -----------------------------------------------------
                Title

AM COMMUNICATIONS, INC.

     BY:        Keith D. Schneck
          -------------------------------------------

                President
         --------------------------------------------
                Title


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